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                                                                   Exhibit 10.38

                    THE PRINCETON REVIEW FRANCHISE AGREEMENT
         AGREEMENT made in the City of Princeton, State of New Jersey, by and between Princeton Review Management Corp., a Delaware Corporation (hereinafter referred to as "Franchisor"), and Matthew Rosenthal whose address is 75 Longwood Ave, Brookline, Mass. 02146 (hereinafter referred to as "Franchisee").


         WITNESSETH:
         ----------


                                    RECITALS

         Franchisor has developed and acquired a comprehensive method known as The Princeton Review ("TPR") Method for conducting, operating, and marketing a test preparation business which prepares students to take college and graduate school admission tests and other courses ("the business"). The TPR Method, consisting, in part, of confidential and proprietary educational materials, teaching aids, techniques, systems, and formats was developed through considerable expenditures of time, effort and money, and is identified by and with certain proprietary names and marks owned by Franchisor.
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         Franchisor is in the business of licensing and franchising others, who desire to engage in the business, rights to use the TPR Method, the Franchisor's proprietary names and marks associated with it, and teaching aids and materials as currently developed and as expanded and improved in the future. In order to assist Franchisees to use the TPR Method efficiently and effectively in the operation of the business, and to provide high quality and uniform standards of service, Franchisor provides or makes available to Franchisees various initial and continuing training and services.

         Franchisee desires to use the Princeton Review Method in the operation of a franchised The Princeton Review test preparation business under a franchise granted from Franchisor by, and in conformance with the terms of, this Agreement, at a location or locations within a territory hereafter described. Franchisee also desires to obtain and to derive the benefits of Franchisor's initial and continuing services, training, guidance, expertise, know-how and information for its use in operating and managing the business.

         Franchisee acknowledges as essential conditions of this Agreement and the rights granted hereunder, and as consideration exchanged by and for the mutual benefit of all licensed users of the TPR Method and name, that Franchisee adhere to the uniform standards of quality, procedure and format prescribed by the TPR Method; preserve the confidentiality of the TPR Method; and comply fully with the obligations hereafter set forth.

         In consideration of the foregoing recitals, of the mutual promises hereafter set forth, and of other good and valuable consideration, Franchisor and Franchisee hereby agree as follows:

I.       GRANT, TERRITORIAL RIGHTS, AND TERM

         A. Grant of Franchise. Franchisor hereby grants to Franchisee, and Franchisee hereby

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accepts from Franchisor a franchise and license for the term and upon the conditions and terms hereafter set forth:

                  1. To use the TPR Method in connection with the operation of a franchised Princeton Review test preparation business at specific, approved site locations within the following geographical area: Mass. Counties of Essex, Middlesex, Norfolk, Suffolk, Plymouth, Bristol, Worcester, Dukes, Nantucket and Barnstable. Franchisor shall not unreasonably withhold approval of specific site locations proposed by Franchisee. As used herein, the term "site locations" means the place or places at which Franchisee conducts courses available under the TPR Method. For so long as this Agreement continues in effect, Franchisor itself shall not, nor will it franchise or license any other party or parties to, nor will it permit any officer of Franchisor to, establish and operate a similar test preparation business under any name or mark at any location within the geographical area above described, except to the extent provided by Subparagraph VI. B. l. c. of this Agreement.


                  2. To use confidential and proprietary educational materials, trade secrets and techniques, operating manuals and bulletins, and other business methods and know-how disclosed by Franchisor, solely in connection with the operation of the business conducted at the locations heretofore described and in accordance with the terms of this Agreement;

                  3. To use Franchisor's proprietary names, marks, and methods franchised and licensed hereunder only in the above described geographical area (except with respect to media advertising or with Franchisor's advance written consent), and only in the manner provided by this Agreement, and only for so long as this Agreement shall remain in effect

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         and Franchisee is in compliance with its terms;

         B. Term, Commencement of Operations, and Renewal. The term of this Agreement and of the franchise and license granted herein shall be for a period of twenty (20) years commencing on June 1, 1986, and ending on May 31, 2006, unless sooner terminated in accordance with the terms of this Agreement. Franchisee hereby agrees to commence operations hereunder no later than no calendar days following the execution of this Agreement. For purposes of this Agreement, Franchisee's fiscal year shall begin on the first day of January and end on the last day of December for so long as this Agreement remains in effect, unless changed with the written consent of Franchisor.

         Franchisee shall have the option to renew the license granted herein for successive ten (10) year terms provided all of the following conditions have been fulfilled:

                  1. Franchisee gives written notice to Franchisor of Franchisee's intention to so renew no later than one hundred eighty
         (180) days, nor earlier than one (1) year, prior to the expiration of this or any renewal term of this Agreement and this Agreement has not otherwise been previously terminated; and

                  2. At the scheduled date of renewal, there is no pending uncured default or breach of this Agreement constituting cause for termination under Paragraph XIII. hereof; and

                  3.       Franchisee executes no later than one hundred twenty
         (120) days prior to the expiration of the term of this Agreement or any renewal or extension hereof a renewal agreement on the terms and conditions then being offered to new licensees, except that (a) no initial license fee shall be payable by Franchisee upon renewal; (b) periodic

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         payments shall be of no higher percentages nor payable more frequently than those provided by this Agreement; and (c) reporting and/or record keeping requirements shall be no more extensive or frequent than those provided by this Agreement; and

                  4. Franchisee, either in the year immediately preceding the expiration date of the renewal option hereby provided, or on an annual basis averaged over the last three (3) years preceding the expiration date of the renewal option hereby provided, has made royalty payments to Franchisor of no less than thirty percent (30%) of Franchisee's initial franchise fee hereunder adjusted to correspond with changes in the national consumer/price index or makes a supplemental cash payment in the amount of the difference between actual payments made and the percentage payments provided herein.

II.      INITIAL FRANCHISE FEE

         In consideration of the franchise and license granted by this Agreement, Franchisee shall pay to Franchisor the sum of $163,715 as an initial franchise fee payable in consecutive, non-interest bearing installment payments as follows: 15% upon execution of this Agreement; 15% within each and every 180 day period following thereafter for five payments; and, a final payment of the full balance remaining outstanding within the next succeeding 180 day period.

         Each installment payment of the initial franchise fee shall be deemed fully earned by Franchisor upon payment thereof, and no installment payment of the initial fee shall be refundable, in whole or in part, at any time under any circumstances except as provided by Paragraph VI. A. l. of this Agreement.

         If prior to the completion of Franchisee's first three (3) years of operation hereunder, Franchisee is by law required to cease conducting the business franchised and conducted pursuant

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to the terms of this Agreement by reason of any unlawful act of Franchisor,
Franchisee shall, as liquidated damages therefor, be released and discharged from any obligation to make any future unpaid initial fee installment payment.

         The initial fee is in addition to the periodic royalty-service fee payable pursuant to Paragraph III., the advertising fee payable under Paragraph V., and any other fee or payment which Franchisee may incur or owe to Franchisor from time to time under this or any other Agreement.

III.     CONTINUING ROYALTY-SERVICE FEES

         A. Amount and Payment of Periodic Fees. In further consideration of the rights and entitlements granted under this Agreement, Franchisee agrees to pay to Franchisor monthly, within ten (10) days after the last day of each and every calendar month ("monthly payment periods") during the term of this Agreement, a combined royalty-service fee in the amount equal to eight percent (8%) of Franchisee's gross receipts collected during the preceding monthly payment period. For purposes of this Paragraph III.A., gross receipts means the total revenues received by Franchisee for sale of goods or services made by or from Franchisee's franchised The Princeton Review test preparation business or businesses, and shall include all revenues that have been received by Franchisee for purchases of goods or services similar or of the same nature as those offered by the TPR Method made by current or former students of Franchisee's The Princeton Review business. There shall be excluded from gross receipts taxes added to the sales price and collected from the customer, credit card charges, and bona fide refunds.

         B. Throughout the term of this Agreement, Franchisee shall pay to Franchisor a minimum annual royalty service fee calculated in accordance with the following schedule:

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1st Year of Operation -- 5% of Initial Franchise Fee

                                   $ 8,185.75

2nd Year of Operation -- 10% of Initial Franchise Fee

                                   $16,371.50

3rd and Subsequent Years of Operation -- 15% of Initial Franchise Fee

                                   $24,557.25

Beginning with the fourth year of this Agreement, the dollar amount of the minimum annual royalty-service fee shall be adjusted as of the anniversary date of this Agreement to correspond to any change in the national consumer-price index for the preceding year. If at the end of each year of this Agreement, total royalty-service fee payments made during the year total less than the aforesaid minimum annual royalty-service fee due for such year, Franchisee shall pay Franchisor the difference within thirty (30) days following the end of such year.

         Royalty-service fee payments received by Franchisor under this Agreement shall be under no restriction whatever but shall be considered general funds of Franchisor for all purposes.

         When, in any same calendar year, a majority of individual TPR franchises fails to attain the minimum fee, the minimum fee percentage applicable to such year will be reduced to the percentage actually attained by a majority of franchisees.

IV.      REPORTS AND RECORDS

         A. Franchisee shall submit to Franchisor, at the time each monthly payment of royalty-service fee is due, an accurate and complete statement of gross receipts (as defined in Paragraph III. A.) on forms specified, approved or provided by Franchisor and completed according to their terms.

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         B.       Within thirty (30) days after each quarterly period of
Franchisee's fiscal year during the term of this Agreement, Franchisee shall submit to Franchisor a statement of financial condition (a balance sheet) and a statement of income and expense relating to the business as of and for the period ending on such quarterly period, on forms specified, approved, or provided by Franchisor and completed according to their terms in accordance with generally accepted accounting practices.

         C. Within sixty (60) days after the close of Franchisee's fiscal year, Franchisee shall furnish to Franchisor a year-end income and expense statement in the form requested, and certified to by Franchisee, including an entry showing the total gross receipts for the said previous fiscal year. If this statement shows that there has been any underpayment of royalty-service fees for such fiscal year based on gross receipts as finally adjusted and reconciled after the closing and review of Franchisee's books and records, Franchisee shall pay to Franchisor, at the time of submitting such statement, the amount of any such underpayment. Any overpayment shall be refunded to Franchisee within thirty (30) days.

         Franchisor shall provide Franchisee with a computer program designed to generate the financial information required to be supplied by Franchisee under Subparagraphs IV. B. or C. If said computer program, when used according to Franchisor's instruction or direction, is defective and fails to generate the financial information herein required, Franchisee shall be under no obligation to provide such information during the time such defective condition persists.

         D. Franchisee shall maintain appropriate books and records in such a manner as to clearly and accurately show gross receipts as defined herein. All such books and records, and income tax returns applicable to the test preparation business of Franchisee shall be open at all

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reasonable times to inspection and verification by Franchisor or its duly authorized representatives. Franchisor shall be entitled at any time during normal business hours to have Franchisee's books and records examined or audited at Franchisor's expense upon seventy-two (72) hours' notice and Franchisee shall cooperate fully with the parties making such examination or audit on behalf of Franchisor. Franchisee shall promptly pay to Franchisor or Franchisor shall refund to Franchisee, as the case may be, any under or overpayment or royalty-service fees revealed by the examination or audit. If an examination or audit is performed due to Franchisee's failure to submit statements of gross receipts or to maintain books and records as provided herein, or in the event that the gross receipts reported by Franchisee for any period of twelve consecutive months are more than five percent (5%) below the actual gross receipts of Franchisee for such period as determined by any such examination or audit, then Franchisee shall within fifteen (15) days following notice, pay to Franchisor the reasonable and customary cost of such an examination or audit as well as all additional amounts of royalty-service fee charges, advertising charges, and any other charges or fees shown to be due. Payment and acceptance of such amounts shall not waive or prejudice any right of Franchisor to exercise any other remedy of this Agreement, including termination in accordance with Paragraph XIII of this Agreement. Any delinquent royalty-service fee or other fees or charges due Franchisor from Franchisee shall bear interest at the annual rate of eighteen percent (18%) from thirty (30) days after the date such amount was due until paid.

V.       PROMOTION AND ADVERTISING

         In addition to, and along with, the Royalty-Service fee provided herein, Franchisee shall pay monthly to Franchisor an advertising fee equal to two percent (2%) of Franchisee's gross

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receipts as heretofore defined for the preceding month. All Franchisor-owned TPR test preparation business units shall make a monthly contribution to the advertising fund in an amount equal to two percent (2%) of their gross receipts for the preceding month, and Franchisor shall use all such funds it receives hereunder for the development, placement, and distribution of regional and national consumer advertising designed in its discretion to promote consumer demand for services and products available from The Princeton Review franchises under the TPR Method.

         Franchisor shall deposit and maintain all unexpended advertising funds collected from franchisees in an appropriately identified bank account separate and distinct from any other and used for no other purpose. In the months of January and July of each year throughout the term of this Agreement, Franchisor shall distribute to Franchisee a report disclosing receipts of advertising funds collected and specifically how such funds were expended during the preceding six-month period.

         Franchisee may in its own right and at its own expense promote and advertise its franchised business, provided that all such promotional materials and advertising proposed to be used shall prior to use or publication be submitted to and approved by Franchisor in the interest of maintaining the integrity, force, quality, image and goodwill associated with the proprietary names and marks of Franchisor. Unless Franchisor disapproves proposed advertising within seven (7) days following its receipt thereof, approval hereunder shall be deemed to have been given.

VI.      OBLIGATIONS OF FRANCHISOR

         A. Undertakings Prior to Commencement of Operations. Prior to Franchisee's commencement of operations hereunder Franchisor shall:

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                  1.       Training: Conduct a training program for Franchisee
         covering the TPR Method and courses currently available thereunder. The training program will be at such location and time as Franchisor shall designate, and shall be at no extra charge for not more than two (2) persons designated by Franchisee and acceptable to Franchisor. All expenses of travel, lodging, meals and other living expenses incurred by Franchisee's personnel in attending such program shall be borne and paid for by Franchisee.

                  The grant of the franchise herein is conditioned upon successful completion of the training program by Franchisee or its personnel as determined by Franchisor. If during the course of the training program or within fifteen (15) days thereafter Franchisor concludes that Franchisee or its designee has not exhibited the aptitude, abilities, or personal characteristics necessary or desirable to operate successfully a test preparation business in accordance with the standards and procedures of the Princeton Review Method and as a Franchisee of Franchisor, Franchisor may, in its sole discretion and judgement, cancel this Agreement and all rights hereunder, where permitted by applicable law, by giving notice to Franchisee and tendering to Franchisee a refund of its initial franchise fee. Franchisee agrees that such refund shall be the full extent of Franchisor's liability and responsibility in the event of such cancellation, and that upon cancellation Franchisee shall return to Franchisor all materials, manuals, information and all other items that Franchisee received from Franchisor, including all copies thereof and notes thereon which Franchisee may have or control. Franchisee further agrees to maintain strictly the confidentiality of all information received relating to the TPR Method and not to use in the operation of a test preparation or similar business, any trade secrets or confidential information obtained from

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         Franchisor in the course of the training program or otherwise.

                  2. Materials. Lend in trust to Franchisee the computer software and data and other course materials needed to conduct the franchised business in accordance with the TPR Method which Franchisor may revise from time to time to reflect changes, additions and improvements to suggested and required course offerings, procedures, policies, standards and specifications. Such material shall at all times remain the property of Franchisor.

                  Franchisee agrees to follow the procedures and adhere to the policies set forth in any operating manuals or bulletin, and to maintain their confidentiality. Upon expiration or termination of this Agreement, or upon reasonable request of Franchisor, Franchisee shall return such materials to Franchisor.

                  3. Provide assistance in locating, selecting and equipping the specific business premises within the Franchisee's geographical area suitable for conducting the franchised business activities.

                  B. Continuing Undertakings. Franchisor shall provide the following continuing services for the benefit of Franchisee:

                  1.       Method Improvements and Program Additions.

                           a. Make available to Franchisee from time to time all improvements and additions to the TPR Method that are circulated generally to all other franchisees, and, except as otherwise provided hereunder, to Franchisor-owned TPR test preparation businesses. Franchisor shall exercise due diligence to keep materials current.

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                           b.       New, additional, or improved course programs
                  developed by Franchisor which are designed to prepare students for college or graduate school admissions tests will be offered exclusively for marketing by Franchisees. After any such program has been tested by Franchisor for a period of at least one year, Franchisee shall be required to accept and put into use such program in the franchised business. They may be subject to a fee or charge based only on the Franchisor's costs for providing Franchisee's personnel with training necessary to incorporate and implement such programs in Franchisee's business. Franchisee shall not be required to accept more than two (2) new programs in any calendar year.

                           c. Any new course developed by Franchisor other than one provided for in subparagraph b. above will be offered to Franchisee on a first option basis before being offered to any other party. Until any such program has been tested by Franchisor for a period of at least one year, and Franchisee has been extended a written option notice by Franchisor, Franchisee shall have the first option right to exclusively market each program within the geographical area described in Paragraph I.A.1. of this Agreement. The first option right herein provided shall be exercised by Franchisee by giving Franchisor written notice of its election to do so within thirty (30) days following Franchisee's receipt of a statement of Franchisor describing the program, reciting Franchisee's right to obtain exclusive marketing rights in said geographical area, and setting forth the fee or charge payable by Franchisee to secure such right and program. The fee or charge payable shall be

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                  based on Franchisee's pro rata share of Franchisor's costs to develop the course and program. As used herein, the term "pro rata share" means the proportionate value of the formula amount of Franchisee's initial franchise fee calculated on the basis of factors existing as of a date six (6) months prior to the date the option offer is made ("the adjusted initial fee value") in relation to the total adjusted initial franchise fee value on such date of all TPR franchises and of all Franchisor-owned TPR units assuming they were franchises.

                           In the event Franchisee does not exercise the first
                  option rights herein provided, Franchisor shall have the right to grant said marketing rights to any other party or parties within the aforesaid geographical area, but only under a name or mark other than THE PRINCETON REVIEW or any other proprietary name or mark hereunder licensed to Franchisee.

                          (Except as otherwise agreed, Franchisor unilaterally
                  represents that (i) it will not market any computer or videotape programs purporting to prepare students for a college or graduate school admissions test, but nothing herein shall be understood to preclude Franchisor from publishing and/or marketing any book designed to prepare students for the school admissions process including any admissions or qualifications test; and, (ii) it will not engage in any business under any other name similar to or competitive with the business franchised hereunder.)

                           As used herein, a program "tested by Franchisor" must
                  have included, but is not limited to, conducting the new program among no less than 100 participants, checking the results, and making the results available to Franchisee.

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                  2.       Software Warranty. If Franchisee notifies Franchisor
         of the existence of an error in computer software that has been provided to Franchisee by Franchisor which materially impairs Franchisee's ability to properly conduct its franchised TPR business, Franchisor warrants to correct or rectify such error within five (5) days following its receipt of written notice from Franchisee ("the grace period"). If any such computer software error is not corrected or rectified by Franchisor within the said grace period, Franchisor will waive, or refund, payment of royalty-service fees otherwise payable in accordance with the following formula: 1/60 x D x R, where D represents the number of days elapsing between the expiration of the grace period and the day on which the error was corrected, and R represents the royalty-service fees payable by Franchisee to Franchisor for the specific test in which the error occurred for the year in which the error occurred.

                  3. Assistance. Provide telephone counseling to Franchisee at reasonable times and frequency with respect to the operation and management of the business, and make available to it the benefit of Franchisor's information, advice, expertise and know-how.

                  4. Advertising. Make available to Franchisee from time to time, national and/or regional TPR advertising programs as they are developed with advertising funds collected pursuant to Paragraph V. hereof and generally circulated. In the months of January and July of each year during the term of this Agreement, Franchisor shall distribute to Franchisee a report disclosing receipts of advertising funds collected and specifically how such funds were expended during the preceding six-month period.

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                  5.       Continuing Training. Provide, at the option of
         Franchisor, mandatory training program/meetings. Franchisee agrees to attend (or to cause its designated employees to attend) one mandatory training/program meeting per year, but failure to attend because of illness or other physical incapacity shall not be a default hereunder. All mandatory training/program meetings will be held at a location within the continental United States designated by Franchisor. Franchisor will not charge Franchisee a fee for mandatory meetings, but all travel, living, and personal expenses incurred by Franchisee in connection with meeting attendance will be the sole obligation of Franchisee.

VII.     OBLIGATIONS OF FRANCHISEE

         A.       Promotion of The Princeton Review Method and Business.

                  1. Franchisee agrees during the term of this Agreement to promote at all times the sale of test preparation services available from Franchisee pursuant to the TPR Method, using its best efforts to develop and enlarge Franchisee's market for such services. Franchisee agrees to accept new, additional, and improved course programs developed by Franchisor and designed to prepare students for college or graduate school admissions tests, and to pay to Franchisor a new program training fee based on Franchisor's costs for providing such training for each such program to personnel of the Franchisee as is reasonably necessary to incorporate and implement such programs in Franchisee's business, provided, that Franchisor has tested such program (in the manner required under Paragraph VI.B.1. hereof) for a period of at least one (1) year.

                  New courses or programs developed by Franchisor for inclusion in the TPR Method other than those designed to prepare students for college or graduate school

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         admissions tests will be offered to Franchisee on a first option basis as provided by Paragraph VI.B. of this Agreement.

                  2. Franchisee hereby agrees to operate its franchised business in accordance with methods and procedures prescribed by Franchisor in its operating manual or other bulletins, as revised from time to time, and to equip the franchised business in accordance with the standards of the Franchisor, including, specifically, those items listed on Appendix A of this Agreement.

         B.       Management Responsibility and Business Conduct.

                  1. Franchisee agrees that at all times during the term of this Agreement Matthew Rosenthal, or a successor, shall devote substantial time and effort in the active management and operation of its test preparation business, shall be responsible for the management and operation thereof, and shall act on behalf of Franchisee in all dealings with Franchisor. The person herein identified may be changed upon giving written notice to Franchisor.

                  Franchisee understands, hereby acknowledges, and agrees that the kinds and extent of business results achieved, and the financial returns and profits, if any, expected or realized from the investment in, and the operation of, the business franchised hereunder depend principally and substantially on Franchisee's direct, personal and active continuous participation in the management, administration and operation of such business.

                  2. Franchisee will at all times give efficient service to the public meeting the performance standards set forth in Appendix B of this Agreement. Franchisor and Franchisee shall adhere to high standards of business ethics, integrity and fair dealing, and

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         do nothing which would tend to discredit or in any manner damage the reputation and good will of Franchisor, the TPR Method, Franchisee or other Franchisees of Franchisor. Franchisee will in a reasonably timely manner provide Franchisor with reports and information concerning the identities, test scores and other results of enrolled students in the form and manner requested.

                  3. Franchisee shall make all payments and reports provided herein, and pay all debts owed to Franchisor, when they shall become due.

                  4. Franchisee shall conduct its business in accordance with all applicable laws and regulations, and at its own expense shall obtain and maintain all permits, certificates, and licenses required to engage in the test preparation business franchised hereunder.

                  5. Franchisee warrants and covenants that during the term of this Agreement it will not engage in any capacity (a) in any educational business activity with high school or college students except as provided herein, or (b) in any test preparation service business with any person, without the advance, written consent of Franchisor.

         C. Mandatory Attendance at Training/Program meetings. Franchisor shall have the right at its option to require Franchisee or its duly authorized management representative to attend one training/program meeting per year, and Franchisee agrees it or its representative will attend one such meeting at Franchisee's sole expense for all travel, living and incidental costs. Failure to attend because of illness or other physical incapacity shall not be a default hereunder. The Franchisor shall charge Franchisee no fee for mandatory meetings.

         D. Insurance. Franchisee alone shall be responsible for all loss or damage arising out of or relating to the operation of Franchisee's business or arising out of the acts or omissions of

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Franchisee or any of its agents, employees, servants, or contractors in connection with services offered or rendered by Franchisee, and for all claims for damage to property of for injury or death of any persons directly or indirectly resulting therefrom, and Franchisee agrees to indemnify and hold Franchisor harmless against and from any and all such claims, loss, and damage, including costs and reasonable attorneys fees, except for acts of the Franchisor or those committed at its direction. Franchisee at its own cost and expense shall obtain and at all times during the term of this agreement maintain in full force and effect automobile and public liability insurance with limits of liability for death and bodily injury of not less than $1,000,000.00 for each person injured and $50,000.00 for property damages on each occurrence or a combined single limit of $1,000,000.00.

         Said policies of insurance shall be on forms, upon terms and with insurers reasonably satisfactory to Franchisor.

         Said policies of insurance shall expressly insure and protect both Franchisee and Franchisor. Franchisee shall furnish to Franchisor a certified copy of certificate with respect to each such policy which provides that such policy shall not be canceled or modified except upon 30 days prior written notice to Franchisor. If Franchisee fails to obtain or maintain in force any insurance as provided herein or to furnish the certificates required hereunder, Franchisor may, in addition to other remedies it may have, maintain or obtain such insurance and/or certificates, and Franchisee shall promptly reimburse Franchisor for all premiums and other costs incurred thereby.

VIII.    PROPRIETARY MARKS

         A. Validity and Use. The franchise granted hereunder and the Princeton Review Method are operated in connection with and through the use of various trademarks, trade names, and service marks along with certain related words, slogans, letters, and symbols (all of which are hereafter collectively referred to as "the Propriety Marks"). The Proprietary Marks include, but are not limited to, those registered, or which may become registered, in the United States Patent and Trademark Office.

         The following comprise the proprietary names and marks licensed and protected hereunder: THE PRINCETON REVIEW; TPR.

         Franchisor reserves the right to alter, change or amend the Proprietary Marks referred to herein and to add proprietary names and marks to those licensed hereunder. Franchisor does not warrant the availability or validity of said marks. In the event that the right to use any name or proprietary mark granted to franchisee in connection herewith is threatened by anyone else, or if a registration application for any such name or mark is denied or invalidated, Franchisor at its option shall have the right to either:

                  a. defend against any such claim or action which threatens use of the name or mark at Franchisor's sole expense; or

                  b. substitute a different name or mark nationally with all franchisees, in which case the substituted name or mark shall be accorded the same treatment as provided herein; or

                  c. discontinue use of the name or mark only with respect to Franchisee hereunder, in which event the parties agree that this Agreement shall be modified to provide that, and to limit the extent of liability to, a reduction of the royalty rate payable hereunder by Franchisee under Paragraph III. A. from eight percent (8%) to four percent (4%), and the elimination of Franchisee's obligation to pay any advertising fee to Franchisor whatsoever.

         As between the parties hereto, Franchisee acknowledges the validity of the Proprietary Marks and acknowledges that they are the property of Franchisor. Franchisee hereby agrees to use the Proprietary Marks only for so long as the franchise and license granted herein remain in force, and only in connection and in accord with the Princeton Review Method, and in compliance with this Agreement and guidelines and bulletins issued by Franchisor relating to the proper use of the Proprietary Marks.

         Franchisee shall not, either during or after the term of this Agreement, do anything, or aid or assist any other party to do anything, which would infringe upon, harm, dilute or contest the rights of Franchisor in any of the Proprietary Marks or in any other mark or name which incorporates the name Princeton Review. Franchisee acknowledges and agrees that all rights, benefits and goodwill that may develop in the Proprietary Marks shall inure and accrue to the full and exclusive benefit of Franchisor.

         B. Firm Name. Franchisee shall operate, advertise, and promote the business and its services under the name The Princeton Review, and shall designate in conjunction therewith that Franchisee is an independent franchisee. Franchisee shall not, however, use the name The Princeton Review, or any other name containing such name, or any of the Proprietary Marks in or as part of the firm or corporate name of Franchisee. Franchisee shall, upon request of Franchisor at any time, immediately stop the use of any such name or word in its firm or corporate name, and shall promptly take such steps as may be necessary or appropriate in the judgment of Franchisor to remove any such name or word from Franchisee's firm or corporate name.

         C. Unauthorized Use. Franchisee shall promptly report to Franchisor any unauthorized use of the Proprietary Marks that come to its attention in any manner whatever. Upon request of Franchisor, Franchisee agrees to cooperate with Franchisor in preventing unauthorized use of the Proprietary Marks, or any confusingly similar mark, at the sole expense of Franchisor.

IX.      CONFIDENTIALITY OF THE PRINCETON REVIEW METHOD

         Franchisee hereby acknowledges that only Franchisor can license rights in and to the Princeton Review Method and any parts thereof, including all material and information divulged to Franchisee relating to the Method. Franchisee further acknowledges that all parts of the Method whether or not trade secrets, and which are not generally known to the public, constitute confidential business information of Franchisor which are revealed to Franchisee in trust and in confidence, solely for the purpose of enabling Franchisee to establish and operate the test preparation business franchised by this Agreement. Such confidential information includes, but is not limited to, educational software programs, training aids, data, and written materials; business procedures and processes; supplies, equipment and material lists; instructor lists; customer information; training and operations manuals; teaching techniques; promotion and marketing aids; business forms and accounting procedures; and informational bulletins. Franchisee agrees that during and after the term of this Agreement, it will not reveal any of such information to any other person or firm, except to employees of Franchisee, and then only in trust and in confidence, and only to the extent such knowledge is necessary to perform the duties of their employment, and Franchisee agrees, further, that it will not use any of such confidential business information in any manner in connection with any business or venture in which it has or may acquire any interest, direct or indirect, in any capacity whatever, other than in connection with the operation of the business franchised hereunder. Nothing herein shall be understood as prohibiting Franchisee from selling any of its mailing lists to any other party.

X.       IMPROVEMENTS TO THE METHOD

         In order to assure maximum uniformity of quality, performance and service, nationally in all courses conducted by all franchisees. Franchisee agrees to follow the procedures prescribed by the Princeton Review Method. As Franchisor develops or learns of improvements, and adopts them for the method, it will inform franchisees and authorize their use in Franchisee's business. In return and in consideration therefore, Franchisee agrees that any idea or suggested innovation or variation, which may tend to enhance or improve the efficiency or effectiveness of test preparation services compatible with the Princeton Review Method, that Franchisee discovers or otherwise becomes aware of during the term of this Agreement shall be submitted to Franchisor for its evaluation for adoption and use and Franchisee agrees that all proprietary rights to such ideas, innovations or variations created or acquired by Franchisee or any of its employees may be adopted and used by Franchisor and may be made available to other franchisees.

XI.      RIGHTS AND LIMITATIONS ON ASSIGNABILITY BY FRANCHISEE

         A. Assignment of Franchise Rights. The franchise rights granted hereunder are personal in nature to the Franchisee who is a party to this Agreement. Franchisee hereby agrees not to sell, assign, transfer, convey, or encumber this Agreement or any right or interest therein or thereunder, or to suffer or permit any such sale, assignment, transfer, conveyance or encumbrance to occur by operation of law, without the prior written consent of Franchisor. Such consent shall not be unreasonably withheld, may not require that there be any change in the terms of this Agreement or any extension thereof, and shall be determined on the bases of the personal, business, and financial qualifications of the proposed transferee, and its acceptance of the obligations and terms of this Agreement. Franchisor will not charge a transfer fee.

         B. Franchisor's First Option to Acquire. In the event of any proposal to sell, assign, or transfer any right or interest in the business for which Franchisee is hereunder franchised to use the Princeton Review Method (except for Franchisor-approved advertising for offers to purchase), there shall first be submitted to Franchisor a copy of any bona fide written offer made or received, or if none, a statement in writing of all the terms of the proposed purchaser, assignee or transferee. Thereafter, Franchisor shall have the irrevocable first right and option to purchase or acquire any such right or interest on the same terms as stated in the offer or statement, and Franchisor may exercise such right and option by notifying Franchisee in writing of its election to do so within thirty (30) days after its receipt of the written offer or statement.

         If Franchisor does not so notify Franchisee within the thirty (30) day period, then the proposed sale, assignment or transfer of Franchisee's business may be made to a party other than

Franchisor, subject to Franchisor's consent as provided in Subparagraph XI .A., but only on the terms set forth in the written offer or statement and only to the party therein identified. Such sale, assignment or transfer shall constitute a cancellation and termination of all interest and rights of Franchisee under this Agreement whereupon all obligations of Franchisee under Paragraph XIV. of this Agreement shall be effective.

         If the proposed sale, assignment or transfer is not made within one-hundred-twenty (120) days after receipt by Franchisor of the written offer or statement, it shall be deemed withdrawn or rejected and the provisions of this Paragraph XI.B. shall renew and again be fully applicable.

         C. Death or Disability of Franchisee. In the event of the death or disability of an individual Franchisee, Franchisor will consent to an assignment and transfer of this Agreement on an interim basis to the personal representative of Franchisee, and subsequently to an heir, legatee or devisee of Franchisee, provided that each of the following conditions is fulfilled with respect to each such assignment and transfer:

                  1. It shall be demonstrated to the satisfaction of Franchisor that such personal representative or successor is qualified, on the bases of character, business experience and capability, credit standing, health, and financial resources, necessary to successfully operate Franchisee's business in accordance with the terms of this Agreement.

                  2. The person, if any, to be substituted in Paragraph VII .B. of this Agreement shall have been approved by Franchisor and shall have successfully completed the training courses then in effect for franchisees or shall have completed such courses at the next earliest time offered by Franchisor.

                  3. There shall not be an existing default in any of the obligations of Franchisee which would constitute cause for termination pursuant to Paragraph
         XIII. hereunder, and all amounts owed to Franchisor as of the date of death or disability shall be paid in full.

                  4. Such personal representative or successor shall have submitted to Franchisor satisfactory evidence that he has become entitled to succeed to the rights of Franchisee hereunder, agrees to assume all obligations of Franchisee hereunder and agrees to be bound by all the terms and provisions of this Agreement to the same extent and manner as Franchisee, and executes such personal undertakings as Franchisor shall reasonably require.

         Any consent of Franchisor hereunder shall not constitute consent to any subsequent assignment or transfer.

XII.     ASSIGNABILITY BY FRANCHISOR

         This Agreement may be assigned by Franchisor or by any successor, to any party or corporation which may succeed to the business of Franchisor or of such successor by sale of assets, merger, or consolidation or otherwise, and may also be assigned by Franchisor or by such successor to the shareholders thereof in connection with any distribution of the assets of said party or corporation, provided, the assignee assumes the responsibilities and obligations of Franchisor under this Agreement.

XIII.    TERMINATION

         Termination by Franchisor for cause. Franchisee agrees that Franchisor may terminate this Agreement prior to the expiration of its term if any of the following conditions occur by giving Franchisee written notice of termination, provided, that wherever a reason for termination is prohibited by, or a period of notice or a time allowed to cure a default as stated in this Paragraph

XIII. is different from, applicable law in effect as of the effective date of this Agreement, such reason may be deemed deleted, and such period or time shall be deemed ended, to conform with such applicable law:

         A. Franchisee fails to make any payment of money owed to Franchisor when due, or fails to submit to Franchisor when due any report required pursuant to this Agreement, and such default is not fully cured within fifteen (15) days after Franchisor gives notice of such default to Franchisee;

         B. Franchisee is declared or becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or a receiver is appointed for its assets or business, or a proceeding is commenced by or against Franchisee for appointment of a receiver or for a reorganization or similar arrangement under state law or any provisions of Federal bankruptcy law, and, if involuntary, such proceeding is not dismissed within sixty (60) days of the filing thereof;

         C. Franchisee assigns, sells, encumbers, or transfers this Agreement without Franchisor's prior written consent;

         D. Subject to Paragraph XI.C. of this Agreement, Franchisee becomes unable because of its condition of health to perform the obligations required or contemplated hereunder for a period of more than thirty (30) days.

         E. Franchisee conducts no course authorized by the TPR method during any consecutive six (6) month period.

         F. Franchisee jeopardizes the goodwill of Franchisor's Proprietary Marks, the Franchisee's business, the Princeton Review Method, including failure to meet minimum standards of performance provided by this Agreement, or the reputation of Franchisor, and fails to cure to the extent possible such default within thirty (30) days following notice to Franchisee by Franchisor;

         G. Franchisee fails to maintain the confidentiality of the Princeton Review Method as provided in Paragraph IX. of this Agreement;

         H. Franchisee defaults in the performance of the obligations, assumed under Paragraph VII. of this Agreement and fails to cure any such default within thirty (30) days following notice to Franchisee by Franchisor;

         I. Franchisee fails to maintain an independent contractor relationship with Franchisor pursuant to Paragraph XVI.F., except if caused by Franchisor;

         J. Franchisee is convicted of a felony and has exhausted all available appeals;

         K. Franchisee fails to perform any material obligation assumed by Franchisee under this Agreement, other than those specifically referred to in this Paragraph, and such default is not satisfactorily cured within thirty (30) days after Franchisor gives written notice of such default to Franchisee, or if Franchisee repeatedly defaults or breaches obligations assumed under this Agreement;

         L. Franchisee fails to conduct its business in accordance with all applicable laws and regulations. This shall not prevent Franchisee from contesting in good faith the validity or applicability of any purported legal obligation to the extent and in the manner permitted by law.

         Notwithstanding the foregoing, in the event that Franchisee is given Notice of Termination by Franchisor for any cause or causes specified in Subparagraphs XIII. C., D., E., F., G., H., I., J., K., or L. of this Agreement, Franchisee shall, upon its request, be given the opportunity for a period not to exceed one hundred twenty (120) days following Franchisee's receipt of the Notice of Termination, to present in writing to Franchisor the terms of, and the identity of parties to, a bona fide offer to purchase Franchisee's The Princeton Review business, and such offer shall be subject to, and processed in accordance with, the provisions of Subparagraphs XI.A. and XI.B. of this Agreement, provided, that during the said one hundred twenty (120) day period Franchisee does nothing to discredit Franchisor or the franchised business, and, provided, further, that if the Notice of Termination is based on a cause specified in Subparagraph XIII.J. of this Agreement, Franchisor shall have the option of taking over exclusive management and operating control of the franchised business during all or any part of the period following Notice of Termination.

         If a proposed sale hereunder is not completed within sixty (60) days following Franchisor's written consent to the proposed sale, termination shall immediately thereafter be effective, and the provisions of Paragraph XIV. of this Agreement shall thereupon apply.

XIV.     OBLIGATIONS UPON TERMINATION

         Upon termination, expiration, or cancellation of this Agreement for any reason or in any manner, Franchisee shall cease to be an authorized The Princeton Review franchisee, and Franchisee shall:

         A. Immediately discontinue the use of the Princeton Review Method in its entirety, all Proprietary Marks, and any names, masks or signs which may be confusingly similar thereto, and all other materials which may indicate that Franchisee is or was an authorized The Princeton Review franchisee or otherwise associated with Franchisor. Franchisee further agrees to return to Franchisor all materials containing any reference to Franchisor, and to cancel any pending advertising and discontinue future advertising which refers to or connotes any relationship between Franchisee and Franchisor.

         B. Promptly pay to Franchisor all sums owing from Franchisee to Franchisor. Termination of this Agreement under any circumstances shall not relieve Franchisee of any debt, obligation, or liability to Franchisor which may have accrued hereunder, and all obligations and agreements of Franchisee which expressly or by implication are to be performed after the termination of this Agreement shall survive such termination.

         C.       Offer, for a period of acceptance of not less than fifteen
(15) days, to sell to Franchisor at its then market value, all or any portion of equipment and supplies suitable for use is connection with the Princeton Review Method, prior to offering the same to any other party.

         D. Assist Franchisor in every way possible to bring about an immediately effective, complete and orderly transfer of Franchisee's test preparation business and students to Franchisor or to such persons as Franchisor may designate. Franchisee specifically agrees hereunder to cooperate fully with Franchisor to assign immediately to Franchisor any and all business telephone numbers used by Franchisee in the conduct or promotion of the franchised business, and hereby irrevocably appoints and authorizes Franchisor to act as Franchisee's attorney-in-fact and agent to effect such assignment.

         E. Maintain the confidentiality and not disclose to any person any of the confidential business or trade secrets furnished to Franchisee by Franchisor under this Agreement or in connection with the operation of the business licensed hereunder.

         F. Refrain from engaging in, or becoming in any manner financially interested in, the educational testing or any related business similar to the franchised business for a period of one year following cessation of this Agreement within the geographic territory described in Section I.A.1 hereunder and within twenty-five (25) miles outside the boundary lines of such territory.

XV.      INDEMNIFICATION

         A. By Franchisor. In the event Franchisee is sued for damages in any suit or action based on grounds of Franchisee's infringing use of any Proprietary Mark licensed to Franchisee by Franchisor, or of Franchisee's infringing use of materials provided to Franchisee by Franchisor for use in the franchised The Princeton Review business, Franchisor shall defend the suit or action and shall indemnify Franchisee for all damages awarded, provided:
Franchisee gives Franchisor immediate notice of any suits or actions instituted or threatened against Franchisee and reasonably cooperates in its defense, and Franchisor has the sole right to control the defense of, and the sole discretion to compromise and settle, any such suit or action.

         B. By Franchisee. In the event Franchisor is sued and found liable by final judgment for damages in any suit or action based on grounds of Franchisee's acts or conduct not authorized by Franchisor, Franchisee shall indemnify Franchisor from all damages awarded and reasonable attorneys' fees, provided, Franchisor gives Franchisee immediate notice of any such suit or action instituted or threatened against Franchisor, and Franchisee has the right to participate in the defense of any such suit or action.

XVI.     MISCELLANEOUS

         A. Grammar. Any personal pronoun shall include the masculine, feminine and/or the neuter thereof, and the singular of any noun or pronoun shall include the plural and plural the singular, wherever the context may require.

         B. Section Headings. Section headings are for ease of reference only. They are not a part of this Agreement and shall not limit or define the meaning of any provision.

         C. Non-waiver. No failure by Licensor to take action on account of any default by Franchisee, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required of Franchisee.

         D. Invalidity. If any provision of this Agreement shall be invalid or unenforceable, either in its entirety or partially or because of its application to particular circumstances, such provision shall, by mutual intention herein expressed by the parties hereto, be deemed modified to the extent necessary to render such provision valid or inapplicable, or to be eliminated from this Agreement, if required, and this Agreement shall be construed and enforced as if such provision had been originally so modified or eliminated. In the event that total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this section shall apply only to the extent that the laws of such jurisdiction are controlling.

         E. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it may be modified only by a written document executed by the party sought to be bound or obligated. The parties acknowledge hereby that there are no representations, understandings, agreements, terms or conditions not contained or referred to in this Agreement, and that this Agreement supersedes any prior written or oral agreements, representations or inducements.

         F. Relationship of the Parties. This Agreement does cot create the relationship of principal and agent, joint ventures, or partners between Franchisor and Franchisee, and in no circumstances shall Franchisee be considered an agent of Franchisor. Franchisee agrees that it will do nothing to give the impression that it is an agent of Franchisor or to attempt to create any obligation on behalf of or in the name of Franchisor.

         G. Interpretation of the Agreement. This Agreement shall be interpreted under the laws of the State of New York except to the extent that the law of the State in which the Franchisee's business is located requires that it be interpreted under the laws of such state.

         H. Counterparts. This Agreement may be executed in any number of identical counterparts, and each such counterpart shall be deemed a duplicate original hereof.

         I. Notices. Any notice required or permitted under this Agreement shall be in writing and either delivered in person or mailed, return receipt requested, postage fully prepaid and addressed as follows:

                  1. If to Franchisee, either to the address of Franchisee's business as set forth heretofore or to Franchisee's residence address; and.

                  2. If to Franchisor, the address of its principal offices as heretofore set forth. Addresses for notices may be changed at any time upon written notice thereof.

         J. Unless otherwise agreed, this agreement shall become effective on the date upon which it is executed by all parties hereto.

         In witness whereof, Franchisee and Franchisor have executed this Agreement on the date or dates here below written.

Witness:                                             Franchisee


 /s/ Pamela J. Kramer                       /s/Matthew Rosenthal (SEAL)
-------------------------------             ---------------------------
                                            Signature


                                            Matthew Rosenthal
                                            ---------------------------
                                            Full Name (Printed)


                                            Date: 6/13/86
                                                  -------


                                            Address and phone number of
                                            Franchisee's residence:
                                            75 Longwood Ave #7F
                                            Brookline, MA 02146



Attest:                                     PRINCETON REVIEW MANAGEMENT CORP.
                                            (Franchisor)


/s/ Andrea Rabney                           By: John S. Katzman
---------------------------                     ------------------------
                                            Title: Chairman
                                                  ---------------------
                                            Date: June 14, 1986
                                                 ----------------------

                    THE PRINCETON REVIEW FRANCHISE AGREEMENT


                      Appendix A (under Paragraph VII. A.)


             EQUIPMENT NECESSARY TO CONDUCT THE FRANCHISED BUSINESS:

* An IBM Personal Computer or equivalent, with 256K memory, a 10mg hard disk, serial and parallel ports.

*        A Hayes compatible 1200 baud modem (internal or external)

*        Two printers: one letter quality and the other dot matrix

*        An optical mark reader made by Scantron Corp-option 1 (optional)

*        A copying machine

*        A telephone answering machine or answering service


The equipment may be purchased from any dealer of such equipment. It may be new or used, must perform suitably.

                                             /s/Matthew Rosenthal
                                             ----------------------------
                                             Franchisee

                    THE PRINCETON REVIEW FRANCHISE AGREEMENT

                     APPENDIX B (Under Paragraph VII .B.2. )

Standards of Performance:

         The Franchise represents The Princeton Review in its community; a serious breach would irreparably damage the reputation of the company and all franchisees in the system. Any legal judgment that a franchisee has helped a student cheat, or any conviction of a felony, is cause for termination under Paragraphs XIII .F. and J. of the Franchise Agreement.

         The results of students who take the program are also very important, and will be evaluated in the interest of the success of all involved. The method by which the performance of franchisees will be judged is as follows.

         Results of testing can be measured objectively: the improvement of each student is the difference between his final test score and his most recent prior test score. It the student has not previously taken a particular test or preliminary test before enrolling in the course, a comparison will be made with the student's first diagnostic test score.

         To be satisfactory, a franchisee's students' results for each test offered must approximate or exceed nationwide results for that particular test. A franchisee's performance will be deemed unsatisfactory if, for three successive terms, his students' testing results for a specific test are more than twenty-five percent (25%) below the average results of all students of all The Princeton Review site locations for that test for that term.

         If a franchise fails to meet the test score standard of satisfactory performance, the franchisee will be liable to Franchisor for a consultation charge not to exceed five percent (5%) of gross receipts derived from Franchisee's substandard test business for the year in which performance was below standard. In return, the Franchisor, for a reasonable charge not to exceed said five percent (5%) will send one or more representatives to the franchisee's sub-standard location for the purpose of monitoring the operation, diagnosing the causes of inadequate results, and making recommendations for improvements. In the event the Franchisee follows the Franchisor's recommendations for improving performance, and the location's results are not in fact improved, the full amount of the consultation charge will be refunded.



                                            /s/ Matthew Rosenthal
                                            ---------------------
                                            Franchisee

                         ADDENDUM TO FRANCHISE AGREEMENT

         THIS ADDENDUM to the Franchise Agreement dated June 1, 1986 between The Princeton Review Management Corp. (the "Franchisor") and Matthew Rosenthal (the "Franchisee") is made by the parties thereto concurrently with the execution of the said Franchise Agreement and is consideration thereof. The parties intend this Addendum to add to, modify and interpret the said Franchise Agreement, and to replace and take precedence over any term, provision or condition thereof which may be contrary to, inconsistent with, or different from any provision of this Addendum.

         NOW THEREFORE, the parties agree as follows:

                  1. The initial term of the Franchise Agreement as provided under Paragraph I.B. thereof shall be for a period of twenty (20) years. Subsequent terms as provided herein shall be for ten (10) years each.

                  2. The Franchisor hereby approves the Franchisee as a The Princeton Review ("TPR") Franchisee and waives any right under Paragraph VI.A.l. of the Franchise Agreement to cancel the Agreement for the reason therein provided.

                  3. The following franchised business site locations are hereby approved by the Franchisor pursuant to Paragraph I.A.1. of the Franchise
Agreement:


         The Noble & Greenough School (Brookline), Swampscott HS (Swampscott), Governor Dummer Academy (Byfield), The Fenn School (Concord), Beaver Country Day (Chesnut Hill), Randolph HS (Randolph), Newberry Junior College (Brookline), Montrose School (Monstrose), St. Marks School (Worcester)

         The Franchisor may not withdraw its approval of any of the aforesaid site locations except with the written consent of the Franchisee.

                  4. The provisions of Paragraph VIII .B. of the Franchise Agreement notwithstanding, the Franchisor hereby authorizes and approves the Franchisee to use and trade under the following business and/or corporate name(s) in conducting the operation of the franchised business:

                  Princeton Review of Boston, Inc.

                  5. If in the future the Franchisor charges any other franchisee a lesser royalty-service fee, advertising fee, or other fee than that which is provided under the Franchisee Agreement with the Franchisee, then, and upon such event, the said fee or fees thereafter charged to and payable by the Franchisee shall be reduced correspondingly to equal such lesser fee or fees.

                  6. The initial training program provided under VI. A. 1. of the Franchise Agreement will be provided to up to two personnel of the Franchisee at any mutually convenient time or times during the initial term of the Franchise Agreement, and the persons designated may undertake such training either at the same time or at different times.

                  7. The training fees or charges for mandatory new programs payable by the Franchisee to the Franchisor for its chargeable cost under Paragraph VI. B. 1. b. of the Franchise Agreement shall include only necessary and customary business expenses and shall not exceed a total of $250.00 for training applicable to any one said program.

                  8. The Franchisor's costs under Paragraph VI. B. l. c. of the Franchise Agreement relative to optional new programs may include only necessary and customary business expenses of the Franchisor associated with the development of the program and shall exclude any personal expenses of the Franchisor.

                  9. For so long as the Franchisor, The Princeton Review, Inc., or any officer, director, or controlling stockholder of either firm is subject to currently pending litigation with Educational Testing Service, Inc., the Franchisee shall not be bound under Paragraph VII. B. 2. of the Franchise Agreement to provide the Franchisor with the identities of enrolled students. All other information and data described therein shall be provided, including reports of test scores, but the Franchisee is not required to provide originals or copies of original actual test score report sheets of tests given or administered to students by any independent third party.

                  10. The Franchisee shall not be required to submit to the Franchisor any advertising of offers to sell, or for offers to purchase, the Franchisee's franchised TPR business.

                  11. Any compromise and/or settlement proposed to be made by the Franchisor under Paragraph XV.A. of the Franchise Agreement shall be reasonable in relation to the business interests of the Franchisee. Before entering into any such final compromise or settlement, the Franchisor shall give the Franchisee reasonable notice of the proposed settlement or compromise which need not be more than ten (10) days. If within the aforesaid ten (10) day period the Franchisee gives to the Franchisor written notice stating specific grounds as to how the proposal would unreasonably injure the Franchisee's business interests and rights and objecting to the proposal, and the parties are unable themselves to resolve differences between them within ten (10) days following receipt of notice by the Franchisor, the parties will submit the issues to binding arbitration in the City of New York on an expedited basis over a period not to exceed thirty (30) days without mutual agreement otherwise. If the parties are unable to agree to a single arbitrator, each party will name one arbitrator and they, in turn, will name a third. In the event the parties are unable to agree upon procedures, such will be conducted in accordance with the then current rules of the American Arbitration Association. The decision of the arbitrator(s) shall be binding upon the parties and final, and shall be enforceable by any court of competent jurisdiction.

                  12. The geographical area described in Paragraph I.A.1 of this Franchise Agreement includes within it the counties listed below. At any time or times during the term of this Agreement or any extension thereof, Franchisee or its assignee shall have the right upon thirty (30) days' notice in writing to the Franchisor to delete and separate out from this Agreement (the "primary agreement") any of the aforesaid counties (in its entirety) from the rest of the geographical area, and to obtain from the Franchisor a separate and independent franchise agreement for any one or more of said counties. The primary agreement shall thereupon be amended to delete the separated county from this agreement. The initial franchise fee, for purposes of article II only shall remain the same, but for all other purposes the initial franchise fee shall be deemed to have been reduced by the amount listed below with regard to the deleted county. The franchise agreement and addendums to be issued for the new county shall be issued upon the same terms and provisions of the primary agreement, except that the geographical area described in Paragraph I. A. 1 shall be the separated county. No initial franchise fee shall be payable, but for all other purposes of the Agreement the initial franchise fee shall be deemed to have been set at the respective amounts set forth below:

         Essex             $20,457                   Bristol          $ 6,924

         Middlesex         62,505                    Worcester         13,959

         Norfolk           29,934                    Dukes                313

         Suffolk           14,207                    Nantucket            112

         Plymouth          11,609                    Barnstable         3,695

         Any sale, assignment, transfer, conveyance, or encumbrance of any separate and independent franchise agreement for any separated county to any party other than the Franchisee under the primary agreement shall be subject to and governed by all of the terms and provisions of Paragraph XI. of the primary and/or separate and independent franchise agreement, including, without limitation, the requisite prior written consent of the Franchisor and the Franchisor's first option to acquire.

                  13. If the Office of the Attorney General of the State of New York requires any change to be made to the Franchise Agreement as a condition to the registration of the TPR franchise in the State of New York, Franchisee shall have the option to have this Agreement modified to conform to any such change or changes. Franchisee shall exercise the option granted hereunder by giving Franchisor written notice thereof within thirty (30) days after receiving notice from Franchisor of the change or changes.

         IN WITNESS WHEREOF the parties hereto have executed this Addendum Agreement on this 13th day of June, 1986, intending thereby to be legally bound.

WITNESS/ATTEST                            FRANCHISEE
/s/ Pamela J. Kramer                      /s/ Matthew Rosenthal
--------------------                          -----------------

                                          THE PRINCETON REVIEW
                                     MANAGEMENT CORP.  (SEAL)
/s/ Andrea Rabney                         By: /s/ John Katzman
-----------------                            -----------------

                  CONSENT TO ASSIGNMENT OF FRANCHISE AGREEMENT


                  AGREEMENT made this 1st day of June, 1986, by and between Matthew Rosenthal (hereinafter referred us as the Franchisee), and Princeton Review Management Corp. (hereinafter referred to as the Franchisor), WITNESSETH:

                  WHEREAS, the Franchisee, a natural person, and the Franchisor have entered into a The Princeton Review Franchise Agreement dated June 1, 1986, and

                  WHEREAS, said Franchise Agreement provides that the Franchisee may not assign any right or interest in the said Agreement or in any separate and independent franchise agreement granted under the terms of the Franchise Agreement and on Addendum Agreement thereto, and

                  WHEREAS, the Franchisee desires to obtain in advance the Franchisor's consent to assign his rights and interests in the aforesaid Franchise Agreement and in independent, separate The Princeton Review franchise agreements which may be acquired in the future to a corporation or corporations in which the Franchisee owns and exercises a controlling stock interest, and

                  WHEREAS, the Franchisor is willing to give its consent to such aforesaid assignment or assignment;

                  NOW THEREFORE, it is hereby agreed as follows:

                  In consideration of the foregoing and of the following mutual promises and undertakings:

         14. The Franchisor agrees and consents to the assignment of any The Princeton Review Franchise Agreement between the Franchisor and the Franchisee, including the aforesaid Franchise Agreement and any separate and independent franchise agreement growing out of the provisions of the Addendum thereto, to either an existing or future corporation in which the Franchisee has and maintains a controlling stock interest, provided, the Franchisee gives the Franchisor prior notice of assignment along with a copy of a written agreement effecting the assignment in which the assignee agrees to assume all obligations of the assignor under the franchise agreement, and provides the Franchisor with an accurate and complete listing of all stockholders of the assignee corporation setting forth their respective stock interests. Upon receipt of the foregoing notice, copy of written assignment agreement and listing of stockholders, the Franchisee shall be relieved as of the effective date of the assignment of personal liability under the assigned franchise agreement except for the obligations set forth in paragraph 2 of this "Consent to Assignment."

         2.       The Franchisee promises and agrees:

                  a. To provide the Franchisor with the information provided in paragraph 1 of this Agreement and to keep such information current;

                  b. To remain personally liable following an assignment subject to this Agreement for the obligations of any assignee corporation for payment of royalty-service fees and advertising fees currently due and payable at any time during the term of this Agreement to the Franchisor, and for all currently due and payable fees or charges for materials, training, inventory, software or equipment provided to the assignee corporation by the Franchisor; and

                  c. To remain personally obligated to comply with all restrictive covenants provided under said franchise agreements, including use of the Franchisor's business information, methods and names (under paragraph I.A.2. & 3. of the Franchise Agreement); use of the proprietary marks (under paragraph
VIII. of the Franchise Agreement); maintenance of confidentiality (under paragraph IX. of the Franchise Agreement); engaging in conflicting and competing business activity during the term of the franchise (under paragraph VII. B. 5. of the Franchise Agreement) and after the term of the franchise (under paragraph XIV.F. of the Franchise Agreement); and maintaining post-term confidentially (under paragraph XIV.E. of the Franchise Agreement).

                  In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.


                                          Franchisee


/s/ Pamela J. Kramer                      /s/  Matthew Rosenthal
--------------------                      ----------------------
Witness

                                          The Princeton Review Management
                                          Corp. Franchisor


Attest:

/s/ Mark Chernis                          By: /s/ John Katzman
----------------                              ----------------

                             AGREEMENT OF AMENDMENT

                                       AND

                           MEMORANDUM OF CLARIFICATION


         Matthew Rosenthal, The Princeton Review Management Corp., and The Princeton Review, Inc., the parties hereto, in consideration of the mutual desire and intention to clarify, and amend as required, certain previous agreements and transactions between them, hereby agree and acknowledge as follows:

                  1. That the initial franchise fee provided under the franchise agreement entered into by Matthew Rosenthal (as franchisee) and The Princeton Review Management Corp. (as franchisor) dated June 1, 1986, and as amended by an addendum to said franchise agreement dated June 13, 1986, should have been, and, as required, hereby is amended, modified and/or clarified to be, in the total sum of One-Hundred-Thousand Dollars ($100,000.00), such sum being payable in three installments, the first of which in the amount of $25,000.00 was due by June 1, 1986, the second of which in the amount of $25,000.00 was due by January 1, 1987, and the third and final of which in the amount of $50,000.00 is due by July 1, 1987.

                  2. That the payment of $50,000.00 by Matthew Rosenthal on or before June 1, 1986, made payable to The Princeton Review, Inc., was intended by the parties to be allocated and credited as follows:

                           (a)      The sum of $25,000.00 in the payment of the
first installment payment due under the aforesaid franchise agreement;

                           (b)      The sum of $25,000.00 in repayment of a loan
made by the Princeton Review, Inc. to The Princeton Review of Massachusetts,
Inc.

                  In Witness Whereof, the parties hereto have executed this Agreement on the dates below written intending thereby to be legally bound.


Date:       3/25/87                          /s/ Matthew Rosenthal        (SEAL)
     ---------------------          --------------------------------------------

Date:       4/2/87                  The Princeton Review Management Corp.
     ---------------------

                                    By:      /s/ John Katzman
                                       -----------------------------------------

Date:       4/2/87                  The Princeton Review Inc.
     ---------------------
                                    By:      /s/  John Katzman
                                       -----------------------------------------

                         THE PRINCETON REVIEW FRANCHISE

                  The parties hereto, The Princeton Review Management Corp. (the Franchisor), and Matthew Rosenthal, a natural person (the Franchisee), hereby acknowledge as follows: That inasmuch as the Franchisee has experience in, and has engaged in, a test preparation business similar to the business franchised to the Franchisee by the Franchisor under a Franchise Agreement dated June 1, 1986, Franchisor is not required to expend the resources which otherwise would he necessary to provide the Franchisee with initial and continuing training, counseling, and other services, materials and equipment.

                  Therefore, it is agreed that the Franchisee shall pay a initial franchise fee to the Franchisor in the total amount of: $125,000 ($50,000 paid and $25,000 to be paid on or before Jan. 1, 1987 and $50,000 on or before July 1, 1987, rather than the formula amount which otherwise would be payable under the standard terms of the franchise. It is further agreed that the Franchisee has not and will not be entitled to the same extent of initial and continuing training, counseling, and other services, materials and equipment as it would be if it were inexperienced and not engaged in a similar cost preparation business.

                                         /s/ Matthew Rosenthal
                                         ------------------------------
                                         Franchisee

Date:    6/13/86                         /s/ John Katzman
                                         ------------------------------------
                                         The Princeton Review Management Corp.